SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): OCTOBER 27, 2004



                  BEVERLY HILLS WEIGHT LOSS AND WELLNESS, INC.
             (Exact name of registrant as specified in its charter)



            NEVADA                  000-28733           88-0430607
        (State or other            (Commission       (I.R.S. Employer
jurisdiction of incorporation)    File Number)     Identification No.)


                      120 INTERNATIONAL PARKWAY, SUITE 120
                               HEATHROW, FL 32746
               (Address of principal executive offices) (zip code)


                                 (407) 333-8998
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         On October 27, 2004, we issued 551,000 shares of common stock, restricted in accordance with Rule 144, to an unrelated entity upon conversion of $8,265 in accrued but unpaid interest on our outstanding Secured 12% Series "C" Convertible Debenture dated October 1, 2003. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was an accredited investor. The shareholder simultaneously applied to have the restrictive legend removed in accordance with Rule 144.

         On October 27, 2004, we issued 2,925,000 shares of common stock, restricted in accordance with Rule 144, to two (2) unrelated shareholders upon the conversion of a convertible debenture and a convertible promissory note, plus all outstanding and accrued interest. The holders had submitted the conversion in December 2002, but the shares were never issued. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was an accredited investor. The shareholders simultaneously applied to have the restrictive legend removed in accordance with Rule 144(k).


EXHIBITS

         NONE.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Beverly Hills Weight Loss and Wellness, Inc., a Nevada corporation


Dated:  October 27, 2004         /s/  Byron Rambo
                                 ------------------
                                 By:  Byron Rambo
                                 Its: Chief Financial Officer

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